CUSIP No.	Y71696 10 9	Page	10	of	10 pages
EXHIBIT 1
JOINT FILING AGREEMENT
     We, the signatories of this statement on Schedule 13G filed with respect to the Common Stock of Quintana Maritime Limited, to which this Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) of the Securities Exchange Act of 1934.
Dated: February 14, 2006.

CORBIN J. ROBERTSON, JR.

By: /s/ Corbin J. Robertson, Jr.

Corbin J. Robertson, Jr.

QMP INC.

By: /s/ Steve Putman

Steve Putman
Secretary

QUINTANA MARITIME PARTNERS, L.P.
By: QMP Inc., its general partner

By: /s/ Steve Putman

Steve Putman
Secretary